                                                                     EXHIBIT 2.1


================================================================================


                         AGREEMENT AND PLAN OF MERGER


                                by and between

                        ALBANY MOLECULAR RESEARCH, INC.

                                      and

                                 ENZYMED, INC.



                         Dated as of September 8, 1999



================================================================================

                         AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS

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                                                                         PAGE
                                                                         ----
ARTICLE I --THE MERGER...................................................   1
  1.1   The Merger.......................................................   1
        1.1.1 The Merger.................................................   1
        1.1.2 Effect of the Merger.......................................   2
        1.1.3 Consummation of the Merger.................................   2
        1.1.4 Certificate of Incorporation...............................   2
        1.1.5 By-Laws....................................................   2
        1.1.6 Directors and Officers.....................................   2
        1.1.7 Merger Consideration.......................................   2
  1.2   Exchange Procedures..............................................   5
  1.3   Fractional Shares................................................   6
  1.4   Escrow of Shares; Escrow Agreement...............................   6
  1.5   Effect of Stockholder Approval; Representative...................   7
  1.6   Closing..........................................................   7

ARTICLE II--REPRESENTATIONS AND WARRANTIES OF ENZYMED....................   8
  2.1   Making of Representations and Warranties.........................   8
  2.2   Organization and Qualifications of EnzyMed.......................   8
  2.3   Subsidiaries.....................................................   8
  2.4   Capital Stock; Beneficial Ownership..............................   8
  2.5   Authority of EnzyMed.............................................   9
  2.6   Real and Personal Property.......................................  10
  2.7   Financial Statements.............................................  11
  2.8   Taxes............................................................  12
  2.9   Accounts Receivable; Accounts Payable............................  13
  2.10  Absence of Certain Changes.......................................  13
  2.11  Ordinary Course..................................................  14
  2.12  Banking Relations................................................  15
  2.13  Intellectual Property............................................  15
  2.14  Contracts........................................................  17
  2.15  Litigation.......................................................  18
  2.16  Compliance with Laws.............................................  18
  2.17  Insurance........................................................  18
  2.18  Warranty or Other Claims.........................................  19
  2.19  Powers of Attorney...............................................  19
  2.20  Finder's Fee.....................................................  19
  2.21  Corporate Records; Copies of Documents...........................  19
  2.22  Employees; Labor Relations.......................................  19
  2.23  Employee Benefit Programs........................................  20

                                      (i)

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  2.24  Hazardous Waste, Etc.............................................. 22
  2.25  Year 2000 Compliance.............................................. 23
  2.26  List of Certain Employees; Customers, Suppliers and Vendors....... 24
  2.27  Transactions with Affiliates...................................... 24
  2.28  Disclosure........................................................ 24

ARTICLE III--COVENANTS OF ENZYMED......................................... 24
  3.1   Making of Covenants and Agreements................................ 24
  3.2   Tax Returns....................................................... 24
  3.3   Pooling Accounting................................................ 25
  3.4   Affiliate Agreements.............................................. 25
  3.5   Indebtedness...................................................... 25
  3.6   Cooperation of EnzyMed............................................ 25

ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF BUYER....................... 26
  4.1   Making of Representations and Warranties.......................... 26
  4.2   Organization...................................................... 26
  4.3   Authority......................................................... 26
  4.4   Capitalization.................................................... 27
  4.5   Litigation........................................................ 27
  4.6   Finder's Fee...................................................... 27
  4.7   Buyer's Public Information........................................ 27
  4.8   Buyer Common Shares............................................... 28
  4.9   Absence of Certain Changes........................................ 28
  4.10  Compliance with Laws.............................................. 28
  4.11  Disclosure........................................................ 28
  4.12  Year 2000 Compliance.............................................. 28

ARTICLE V--COVENANTS OF BUYER............................................. 28
  5.1   Affiliate Agreements.............................................. 28
  5.2   Pooling Accounting................................................ 29
  5.3   Continuity of Business Enterprise................................. 29
  5.4   Nasdaq Filing..................................................... 29
  5.5   Preservation of Business.......................................... 29
  5.6   Corporate Changes................................................. 29

ARTICLE VI --CONDITIONS................................................... 29
  6.1   Conditions to the Obligations of Buyer............................ 29
  6.2   Conditions to the Obligations of EnzyMed.......................... 32

ARTICLE VII --SURVIVAL; INDEMNIFICATION................................... 33
  7.1   Survival of Representations, Warranties, Etc...................... 33
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                                     (ii)

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  7.2   Indemnification by the Stockholders............................... 33
  7.3   Limitations on Indemnification.................................... 34
        7.3.1 General Threshold........................................... 34
        7.3.2 General Maximum Indemnification............................. 34
        7.3.3 Time Limits for Claims...................................... 34
        7.3.4 Dollar-for-Dollar and Fraud Claims.......................... 34
  7.4   Indemnification by Buyer.......................................... 35
  7.5   Notice; Defense of Claims......................................... 35
  7.6   Escrow Shares..................................................... 36
  7.7   Remedies.......................................................... 36
  7.8   Directors'and Officers'Insurance.................................. 37
        7.8.1 Insurance................................................... 37
        7.8.2 Successors.................................................. 37
        7.8.3 Survival of Indemnification................................. 37

ARTICLE VIII.  TERMINATION OF AGREEMENT................................... 37
  8.1   Termination....................................................... 37
  8.2   Effect of Termination............................................. 38
  8.3   Right to Proceed.................................................. 38

ARTICLE IX --MISCELLANEOUS................................................ 38
  9.1   Fees and Expenses................................................. 38
  9.2   Governing Law..................................................... 39
  9.3   Notices........................................................... 39
  9.4   Entire Agreement.................................................. 40
  9.5   Assignability; Binding Effect..................................... 40
  9.6   Captions and Gender............................................... 40
  9.7   Execution in Counterparts......................................... 40
  9.8   Amendments........................................................ 41
  9.9   Publicity and Disclosures......................................... 41

                                     (iii)

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of September 8, 1999 by and between Albany Molecular Research, Inc., a Delaware corporation ("Buyer"), and EnzyMed, Inc., a Delaware corporation ("EnzyMed").


                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the issued and outstanding capital stock of EnzyMed consists of 1,993,987 shares of EnzyMed's Common Stock, par value $.001 per share (the "EnzyMed Common Stock"), 437,370 shares of EnzyMed's Series A Convertible Preferred Stock, par value $.001 per share (the "EnzyMed Series A Preferred Stock"), 666,632 shares of EnzyMed's Series B Convertible Preferred Stock, par value $.001 per share (the "EnzyMed Series B Preferred Stock"), and 587,500 shares of EnzyMed's Series C Convertible Preferred Stock, par value $.001 per share (the "EnzyMed Series C Preferred Stock") (all of said shares in the aggregate being referred to herein as the "EnzyMed Shares"); and

     WHEREAS, Buyer and EnzyMed desire to effect a combination of their respective businesses through a merger of EnzyMed, with and into Buyer in accordance with applicable laws;

     WHEREAS, the Boards of Directors of Buyer and EnzyMed each have determined that it is in the best interests of their respective stockholders for EnzyMed to merge with and into Buyer upon the terms in and subject to the conditions of this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined in Section 1.1) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, the parties hereto intend to treat the Merger as a "pooling of interests" transaction in accordance with the guidelines and prescriptions set forth in Accounting Principles Board Opinion No. 16 ("APB 16").

     NOW, THEREFORE, based upon the above premises and in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:

                             ARTICLE -- THE MERGER

      1.1   The Merger.
            ----------

            1.1.1  The Merger. On the terms and subject to the conditions set
                   ----------
forth in this Agreement, at the Effective Time (as defined in Section 1.1.3 hereof), in accordance with this Agreement and the Delaware General Corporation Law (the "Delaware Law"), EnzyMed shall merge with and into Buyer (the "Merger"), the separate existence of EnzyMed shall cease and Buyer shall continue, as the surviving corporation under the corporate name Albany Molecular Research, Inc. Buyer, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation," and Buyer and EnzyMed are sometimes referred to collectively herein as the "Constituent Corporations."

            1.1.2  Effect of the Merger.  At and after the Effective Time, the
                   --------------------
Merger shall have the effects set forth in Sections 259 and 261 of the Delaware Law, and all other applicable laws.

            1.1.3  Consummation of the Merger. On the Closing Date (as defined
                   --------------------------
in Section 1.6 hereof), the parties hereto shall cause a Certificate of Merger to be filed with the Secretary of State of Delaware, in such form as required by, and executed in accordance with, Section 251 of the Delaware Law. The Merger shall be effective as of the date of filing of the Certificate of Merger (the "Effective Time").

            1.1.4  Certificate of Incorporation. From and after the Effective
                   ----------------------------
Time, the Certificate of Incorporation of Buyer, as in effect immediately prior to the Effective Time, shall be and become the Certificate of Incorporation of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the Delaware Law.

            1.1.5  By-Laws. The By-Laws of Buyer, as in effect immediately prior
                   -------
to the Effective Time, shall be the By-Laws of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the Delaware Law.

            1.1.6   Directors and Officers.  The directors and officers of Buyer
                    ----------------------
holding office immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

            1.1.7  Merger Consideration.   The manner of converting or canceling
                   --------------------
shares, options and warrants of EnzyMed in the Merger shall be as follows:

          (a)    EnzyMed Common Stock.  At the Effective Time, each share of
                 --------------------
EnzyMed Common Stock that is issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares as provided in Section
                ----- ----
1.1.7(g)) will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be converted into a number of shares of Buyer's common stock, par value $.01 per share ("Buyer Common Stock"), that is equal to the Stock Conversion Number (as defined in Section 1.1.7(i)), subject to the provisions of Section 1.3 regarding the elimination of fractional shares. All of the shares of Buyer Common Stock issued in connection with the Merger shall collectively be referred to herein as the "Buyer Common Shares."

          (b)    EnzyMed Series A Preferred Stock.  At the Effective Time, each
                 --------------------------------
one-half of one share of EnzyMed Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than any Dissenting
                                                     ----- ----
Shares as provided in Section 1.1.7(g)) will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be converted into a number of shares of Buyer Common Stock that is equal to the Stock Conversion Number, subject to the provisions of Section 1.3 regarding the elimination of fractional shares.

          (c)    EnzyMed Series B Preferred Stock.  At the Effective Time, each
                 --------------------------------
share of EnzyMed Series B Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares as
                                         ----- ----
provided in Section 1.1.7(g)) will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be converted into a number of shares of Buyer Common Stock that is equal to the Stock Conversion Number, subject to the provisions of Section 1.3 regarding the elimination of fractional shares.

          (d)    EnzyMed Series C Preferred Stock.  At the Effective Time, each
                 --------------------------------
share of EnzyMed Series C Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares as
                                         ----- ----
provided in Section 1.1.7(g)) will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be converted into a number of shares of Buyer Common Stock that is equal to the Stock Conversion Number, subject to the provisions of Section 1.3 regarding the elimination of fractional shares.

          (e)    EnzyMed Options. At the Effective Time, each option to purchase
                 ---------------
shares of EnzyMed Common Stock (each, an "Option") that is outstanding
                                          ------
immediately prior to the Effective Time (not to exceed options to purchase 839,944 shares in the aggregate) will, by virtue of the Merger and at the Effective Time and without the need for any further action on the part of any holder thereof, be assumed by Buyer and converted into an option (a "Buyer
                                                                     -----
Option") to purchase that number of shares of Buyer Common Stock determined by
------
multiplying the number of shares of EnzyMed Common Stock that are subject to such Option immediately prior to the Effective Time by the Stock Conversion Number, at an exercise price per share of Buyer Common Stock equal to the exercise price per share of EnzyMed Common Stock that was in effect for such Option immediately prior to the Effective

Time divided by the Stock Conversion Number, the quotient of which will be rounded up to the nearest cent; provided, however, that if the foregoing
                                --------  -------
calculation would result in an assumed and converted Option being converted into a Buyer Option that, after aggregating all of the shares of Buyer Common Stock issuable upon the exercise of such Buyer Option, would be exercisable for a fraction of a share of Buyer Common Stock, then the number of shares of Buyer Common Stock subject to such Buyer Option will be rounded down to the nearest whole number of shares of Buyer Common Stock. Except as set forth on Schedule
                                                                     --------
1.1.7(e) hereto, none of the Options that are unvested as of the Effective Time
--------
shall become vested as a result of the execution and delivery of this Agreement or the consummation of the Merger. The terms, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code (if applicable) or as a non-qualified stock option, and all other terms and conditions of each Option, as amended (including without limitation the provisions of EnzyMed's 1994 Stock Option Plan that forms part of the terms and conditions of such Option) that is converted into a Buyer Option in the Merger will (except as otherwise provided in the terms of such Options), to the extent permitted by law, be unchanged and continue in effect after the Effective Time of the Merger. The pre-Merger employment by EnzyMed or other service of the holder of each Option to EnzyMed shall be credited to such holder for purposes of applying any vesting schedule based on the duration of such holder's employment or other service contained in the Buyer Option issued to such holder upon the conversion of such Option in the Merger in order to determine the number of shares of Buyer Common Stock that are exercisable under such Buyer Option at any point in time. This Section 1.1.7(e) is intended to meet the requirements of Section 424(a) of the Code and shall be interpreted consistent with such intent.

          (f) Registration on Form S-8.  Prior to the Effective Time, Buyer
              ------------------------
shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with Section 1.1.7(e). As soon as practicable after the Effective Time, but in no event later than 40 days after the Effective Time, Buyer will cause the shares of Buyer Common Stock that are subject to issuance upon exercise of the Buyer Options and that are issued upon the conversion of Options under Section 1.1.7(e) to be registered on a registration statement (or to be issued pursuant to a then-effective registration statement) on Form S-8 (or successor form) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "1933 Act"), and will use its best efforts to maintain the effectiveness of such Form S-8 registration statement or registration statements for so long as such Buyer Options remain outstanding and Buyer Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Notwithstanding the foregoing, Buyer shall not be obligated to register or maintain the registration under the 1933 Act of the issuance of any shares of Buyer Common Stock that are subject to a Buyer Option held by a person who is ineligible to have such person's securities registered on Form S-8 (or any successor form); provided, however, that Buyer agrees to register such ineligible shares on the registration statement on Form S-3 filed pursuant to the Registration Rights Agreement (as provided for in Section 6.2(g) hereof).

          (g) EnzyMed Dissenting Shares.  Holders of EnzyMed Shares (as defined
              -------------------------
in the preamble hereof) who have complied with all requirements for perfecting shareholder appraisal rights, as set forth in Section 262 of the Delaware Law shall be entitled to their rights under the Delaware Law with respect to such shares ("Dissenting Shares"), and Dissenting Shares will not be converted into shares of Buyer Common Stock in the Merger. EnzyMed Shares that are outstanding immediately prior to the Effective Time of the Merger and with respect to which dissenting stockholders' rights to dissent under the Delaware Law have either
(a) not been properly exercised and perfected or (b) with the consent of EnzyMed and Buyer, been withdrawn, will, when such dissenting stockholders' rights can no longer be legally exercised under the Delaware Law, be converted into Buyer Common Stock as provided in Section 1.1.7 hereof.

          (h) Adjustments for Capital Changes.  Notwithstanding the provisions
              -------------------------------
of Section 1.1.7, if at any time after the date this Agreement is duly executed by all parties and prior to the Effective Time, Buyer recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares of Buyer Common Stock into a greater number of such shares, or a combination (or reverse stock split) of any of its outstanding shares of Buyer Common Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of Buyer Common Stock into the same or a different number of shares of other classes (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend on its outstanding shares payable in shares of Buyer Common Stock, in shares or securities convertible into shares of Buyer Common Stock or in cash or other property (each, a "Capital Change"), then the Buyer Average Price Per Share (as defined below) will be proportionally and equitably adjusted.

          (i) Definitions. For purposes of this Section 1.1.7 the following
              -----------
definitions apply :

     "Stock Conversion Number" means the quotient obtained by dividing (a) $5.00 by (b) the Buyer Average Price Per Share, which quotient shall be rounded up to the nearest one hundred thousandth of a cent (seven (7) decimal places).

     "Buyer Average Price Per Share" means $30.7912.

      1.2 Exchange Procedures.
          -------------------

          (a) At or as soon as practicable after the Effective Time, Buyer shall make available, and each stockholder of EnzyMed (each, a "Stockholder," and collectively, the "Stockholders") will be entitled to receive, upon surrender to Buyer of one or more certificates representing any EnzyMed Shares ("EnzyMed Certificates") for cancellation with a letter of transmittal in the form attached hereto as Exhibit 1.2, certificates representing the number of Buyer
                   -----------
Common Shares ("Buyer Certificates") that such Stockholder is entitled to receive pursuant to Section 1.1.7 hereof; provided, however, that the Buyer
                                          --------  -------
Certificates representing the Buyer Common Shares described in Section 7.6 hereof (the "Escrow Shares")
shall be held in escrow in accordance with Section 1.4 of this Agreement. The Buyer Common Shares and any cash paid in lieu of fractional Buyer Common Shares (the "Merger Consideration") that each Stockholder shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the EnzyMed Certificates surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to Buyer any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the EnzyMed Certificate(s) so surrendered, or shall establish to the satisfaction of Buyer that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither Buyer nor any other party hereto shall be liable to a holder of EnzyMed Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. Any holder of EnzyMed Shares whose EnzyMed Certificate(s) have been lost or stolen shall comply with the instructions set forth in the letter of transmittal (attached hereto as Exhibit 1.2) in order to
                                                       -----------
receive the Merger Consideration.

             (b) After the Effective Time, there shall be no transfers of any EnzyMed Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, EnzyMed Certificates are presented to the Buyer, they shall be canceled and exchanged in accordance with Sections 1.1.7 and 1.2 hereof, subject to Section 1.1.7(g) with respect to Dissenting Shares and
Section 1.4 with respect to Escrow Shares.

     1.3  Fractional Shares.  No fractional Buyer Common Shares will be issued
          -----------------
in connection with the Merger, but in lieu thereof, the holder of any EnzyMed Shares who would otherwise be entitled to receive a fraction of a Buyer Common Share (after aggregating all Buyer Common Shares being issued to such holder in the Merger) shall receive from Buyer promptly after the Effective Time, an amount of cash equal to such fraction multiplied by the Buyer Average Price Per Share.

     1.4  Escrow of Shares; Escrow Agreement.  At the Effective Time (as that
          ----------------------------------
term is defined in Section 1.1.3) of the Merger, Buyer will withhold from the shares of Buyer Common Stock to be issued to Stockholders in the Merger on conversion of their EnzyMed Shares pursuant to Section 1.1.7 above a number of such shares of Buyer Common Stock that is equal to ten percent (10%) of the total number of shares of Buyer Common Stock to which the EnzyMed Shares have been converted pursuant to Section 1.1.7, rounded down to the nearest whole number of shares to be issued to each Stockholder (such withheld shares of Buyer Common Stock being hereinafter referred to as the "Escrow Shares") and will deliver certificates representing such Escrow Shares to State Street Bank and Trust Company or a similar institution, as escrow agent (the "Escrow Agent"), together with related stock transfer powers, to be held by the Escrow Agent as security for the Stockholders' indemnification obligations under Section 7.2 and pursuant to the provisions of an escrow agreement in substantially the form of

Exhibit 1.4 attached hereto (the "Escrow Agreement") to be entered into on or
-----------
prior to the Closing by Buyer, the Escrow Agent and the Representative (as defined below). The Escrow Shares will be withheld from each Stockholder pro rata in the same proportion as the total number of shares of Buyer Common Stock issuable to such Stockholder under Section 1.1.7 bears to the total number of shares of Buyer Common Stock issued to all Stockholders under Section 1.1.7, will be represented by a certificate or certificates issued in the names of each of the Stockholders in proportion to their respective interests therein and will be held by the Escrow Agent during that time period commencing on the Effective Time and ending on the first (1st) anniversary of the Effective Time or on such later date as may be provided in the Escrow Agreement in order to permit the resolution of any claim made prior to the first (1st) anniversary of the Effective Time (the "Escrow Period").

     1.5  Effect of Stockholder Approval; Representative.  Upon the approval of
          ----------------------------------------------
the Merger, each of the Stockholders of EnzyMed will be conclusively deemed to have consented to, approved and agreed to be personally bound by: (i) the Escrow Agreement; (ii) a Stockholder Indemnification Agreement by and between Buyer and such Stockholder (as provided for in Section 6.1(q)); (iii) the appointment of Stephen R. Morain as the representative of Stockholders (the "Representative") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each Stockholder as provided in the Escrow Agreement; and (iv) the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under such Stockholder's Stockholder Indemnification Agreement and/or the Escrow Agreement, including, without limitation, the exercise of the power to: (a) authorize delivery to Buyer of Escrow Shares in satisfaction of indemnity claims by Buyer with respect to Buyer Indemnified Losses pursuant to Article VII hereof, such Stockholder's Stockholder Indemnification Agreement and/or the Escrow Agreement; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (c) arbitrate, resolve, settle or compromise any claim for Buyer Indemnified Losses made pursuant to
Article VII and such Stockholder's Stockholder Indemnification Agreement; and
(d) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each Stockholder with respect to the Escrow Agreement and the disposition, settlement or other handling of all Buyer Indemnified Losses under Article VII hereof and such Stockholder's Stockholder Indemnification Agreement or governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement so long as all Stockholders are treated in the same manner. The Stockholders will be bound by all actions taken and documents executed by the Representative in connection with the Escrow Agreement, and Buyer will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, such Stockholder's Stockholder Indemnification Agreement and the Escrow Agreement, the Representative will not be liable to any Stockholder in the absence of gross negligence or willful misconduct on the part of the Representative. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of the Escrow Agreement will be paid by the Stockholders to the Representative out of the Escrow Shares pro rata in proportion to their respective percentage interests in the Escrow Shares, to the extent that any Escrow Shares continue to be owned by Stockholders following expiration of the Escrow Period and satisfaction of all claims made or asserted by Buyer under the Escrow Agreement.

     1.6  Closing.  The transactions contemplated by this Agreement shall be
          -------
consummated at the closing (the "Closing") which will take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts on October 19, 1999, or at such other place or earlier or later date or time as may be fixed by mutual agreement of Buyer and EnzyMed (the "Closing Date").


 ARTICLE -- REPRESENTATIONS AND WARRANTIES OF ENZYMED

     2.1  Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
Buyer to enter into this Agreement and consummate the transactions contemplated hereby, EnzyMed hereby makes to Buyer the representations and warranties contained in this Section 2. No Stockholder, as such, shall have any right of indemnity or contribution from EnzyMed with respect to the breach of any representation or warranty under this Agreement.

     2.2  Organization and Qualifications of EnzyMed.  EnzyMed is a corporation
          ------------------------------------------
duly organized, validly existing and in good standing under the laws of the state of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or currently proposed to be conducted. The copies of the Certificate of Incorporation of EnzyMed as amended to date, certified by the appropriate governmental officer, and By-laws, as amended to date, certified by the Assistant Secretary of EnzyMed, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. EnzyMed is not in violation of any provision of its Certificate of Incorporation or By-laws. EnzyMed is duly qualified to do business as a foreign corporation in each jurisdiction set forth on Schedule 2.2 hereto.
                          ------------

     2.3  Subsidiaries.  EnzyMed has no subsidiaries and does not own any
          ------------
securities issued by any other business organization or governmental authority. EnzyMed does not own and does not have any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind.

     2.4  Capital Stock; Beneficial Ownership.  The authorized capital stock of
          -----------------------------------
EnzyMed consists of (a) 10,000,000 shares of Common Stock, par value $.001 per share, of which 1,993,987 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 5,877,141 shares are authorized but unissued, (b) 1,000,0000 shares of which are designated as Series A Convertible Preferred Stock, par value $.001 per share, of which 437,370 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 562,630 shares are authorized but unissued, (c) 1,000,000 shares of which are designated as Series B Convertible Preferred Stock, par value $.001 per share, of which 666,632 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 333,368 shares are authorized but unissued,
(d) 1,500,000 shares of which are designated as Series C Convertible Preferred Stock, par value $.001 per share, of which 587,500 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 912,500 shares are authorized but unissued and (e) 6,500,000 shares of which are undesignated preferred stock, par value $.001 per share, of which no shares are issued and outstanding. Except as set forth on Schedule 2.4 hereto, there are no
                                    ------------
outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of EnzyMed. None of the capital stock of EnzyMed has been issued in violation of any federal or state securities law. There are no voting agreements, trusts, proxies or other agreements, instruments or undertakings with respect to the voting of the capital stock of EnzyMed to which EnzyMed or, to EnzyMed's knowledge, any Stockholder is a party. The Stockholders own of record all of the outstanding shares of capital stock of EnzyMed, which consists solely of the EnzyMed Shares set forth on Schedule 2.4 hereto (together with any shares issued
                            ------------
by EnzyMed pursuant to the exercise of Options prior to the Effective Time).

     2.5  Authority of EnzyMed.  EnzyMed has full right, authority and power to
          --------------------
enter into this Agreement and each agreement, document and instrument to be executed and delivered by EnzyMed pursuant to this Agreement and, subject to the approval of this Agreement by the Stockholders of EnzyMed, to carry out the transactions contemplated hereby. The execution, delivery and performance by EnzyMed of this Agreement and of each such other agreement, document and instrument have been duly authorized by the Board of Directors of EnzyMed and no other action on the part of EnzyMed or its stockholders or otherwise will be required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by EnzyMed pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of EnzyMed enforceable in accordance with their terms except (i) as to the effect, if any, of applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which such proceeding therefor may be brought; provided, however, that the Certificate of Merger will not be effective until filed with the Delaware Secretary of State. The execution, delivery and performance by EnzyMed of this Agreement and of each such agreement, document and instrument:

                    (i) do not and will not violate any provision of the Certificate of Incorporation or By-laws of EnzyMed;

                    (ii) do not and will not violate any laws of the United States, or any state or other jurisdiction (domestic or foreign) applicable to EnzyMed or require EnzyMed to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made except for the filing of the Certificate of Merger with the Delaware Secretary of State, and the filing of appropriate documents with the relevant authorities of all states in which EnzyMed is qualified to do business, if any; and

                    (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which EnzyMed is a party or by which the property of EnzyMed is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or property of EnzyMed or on the EnzyMed Shares and which is material to the business or financial condition of EnzyMed.

     2.6  Real and Personal Property.
          --------------------------

               (a) Owned Real Property.  EnzyMed does not own any real property.
                   -------------------

               (b) Leased Real Property. All of the real property leased by
                   --------------------
EnzyMed, as tenant or lessee, is identified on Schedule 2.6(b) hereto
                                               ---------------
(collectively referred to herein as the "Leased Real Property"). EnzyMed hereby makes the following representations and warranties with respect to the Leased Real Property:

                    (i) EnzyMed holds a good, clear, valid and enforceable leasehold interest in the Leased Real Property;

                    (ii) There are no material defects in the physical condition of any improvements constituting a part of the Leased Real Property, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and all of such improvements are in good operating condition and repair (other than normal wear and tear);

                    (iii) The copies of the lease (the "Lease") for the Leased Real Property delivered by EnzyMed to Buyer are complete, accurate, true and correct;

                    (iv) The Lease is in full force and effect and has not been modified, amended, or altered, in writing or otherwise;

                    (v) All material obligations of the landlord or lessor under the Lease which have accrued have been performed, and to the knowledge of EnzyMed, no landlord or lessor is in default under the Lease;

                    (vi) All material obligations of EnzyMed under the Lease which have accrued have been performed, and EnzyMed is not in default under the Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by EnzyMed; and

               (vii) EnzyMed has obtained or will obtain prior to the Closing any consent of the landlord or lessor under the Lease to the extent required in connection with the Merger.

          (c)  Personal Property.  A description of EnzyMed's fixtures,
               -----------------
machinery, equipment and other tangible personal property (other than personal property individually valued at less than $1,000) is contained on Schedule
                                                                  --------
2.6(c) hereto.  Except as described on Schedule 2.6(c) hereto, EnzyMed has good
------                                 ---------------
and marketable title to all of its personal property.  Except as disclosed on
Schedule 2.6(c) hereto, none of such personal property or assets is subject to
---------------
any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge. All material leasehold improvements, furnishings, machinery, equipment and other tangible personal property of EnzyMed are in good repair (normal wear and tear excepted), and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment and other tangible personal property is in good working order (normal wear and tear excepted).

      2.7 Financial Statements.
          --------------------

               (a) EnzyMed has delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 2.7:
                                                   ------------

                    (i) Balance sheets of EnzyMed at December 31, 1998 (the "Base Balance Sheet") and December 31, 1997 and statements of operations and cash flows for the years then ended, audited by KPMG LLP.

                    (ii) An unaudited balance sheet of EnzyMed at June 30, 1999 and statements of operations and cash flows for the six-month period then ended, certified by the controller of EnzyMed.

Except as set forth on Schedule 2.7 hereto, said financial statements have been
                       ------------
prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are complete and correct in all material respects, and present fairly in all material respects the financial condition of EnzyMed at the dates of said statements and the results of its operations and its cash flows for the periods covered thereby.

               (b) Except as reflected on the Base Balance Sheet or Schedule 2.7
                                                                    ------------
hereto, as of the date of the Base Balance Sheet, EnzyMed had no liabilities of any nature, whether accrued, absolute, contingent or otherwise, required by generally accepted accounting principles to be reflected thereon (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or potential liabilities for taxes due or then accrued or to become due or contingent or liabilities relating to activities of EnzyMed or the conduct of its business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date).

               (c) Except as reflected on the Base Balance Sheet, EnzyMed's unaudited balance sheet at June 30, 1999, or Schedule 2.7 hereto, as of the date
                                             ------------
hereof and as of the Closing, EnzyMed does not and will not have liabilities of any nature, whether accrued, absolute, contingent or otherwise, which would be required by generally accepted accounting principles to be reflected thereon (including, without limitation, liabilities as guarantor or otherwise with respect to obligations or others, or liabilities for taxes due or then accrued or to become due or contingent potential liabilities relating to activities of EnzyMed or the conduct of its business prior to the date hereof or the Closing, regardless of whether claims in respect thereof had been asserted as of such date).

      2.8 Taxes.
          -----

               (a)  Except as set forth on Schedule 2.8 hereto, EnzyMed has paid
                                           ------------
or caused to be paid all federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by EnzyMed through the date hereof whether disputed or not.

               (b) EnzyMed has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately, in all material respects, set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to EnzyMed for taxable periods since its inception are set forth on
Schedule 2.8 hereto, and said Schedule indicates those returns that have been
------------
audited or currently are the subject of an audit. EnzyMed has delivered to Buyer correct and complete copies of all federal, state, local and foreign income tax returns listed on said Schedule, and of all examination reports and statements of deficiencies assessed against or agreed to by EnzyMed with respect to said returns. EnzyMed is not required to file a foreign tax return, or to pay any Stockholders' foreign taxes, in connection with the business conducted by EnzyMed.

               (c) Neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the knowledge of EnzyMed, threatening to assert against EnzyMed any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where EnzyMed does not file reports and returns that EnzyMed is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of EnzyMed that arose in connection with any failure (or alleged failure) to pay any Taxes. EnzyMed has not entered into a closing agreement pursuant to
Section 7121 of the Internal Revenue Code of 1986, as amended, (the "Code").

               (d)  Except as set forth on Schedule 2.8 hereto, there has not
                                          ------------
been any audit of any tax return filed by EnzyMed for any tax period, no audit of any tax return of EnzyMed is in progress, and EnzyMed has not been notified by any tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a tax return was or is to be filed by EnzyMed is in force, and no waiver or agreement by EnzyMed is in force for the extension of time for the assessment or payment of any Taxes.

               (e) EnzyMed has not been (and has no liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). EnzyMed has never filed, nor has it been required to file, a consolidated, combined or unitary tax return with any other entity. EnzyMed does not own, nor has it ever owned, a direct or indirect interest in any trust, partnership, corporation or other entity, nor is any such interest necessary to conduct the business of EnzyMed.

               (f)  EnzyMed is not a "foreign person" within the meaning of
Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

               (g)  Except as set forth on Schedule 2.8 hereto, EnzyMed is not a
                                          ------------
party to any contract, agreement, plan or arrangement that, individually or collectively, could give rise to any payment that would not be deductible by reason of Section 162 or 280G of the Code.

               (h) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections.

     2.9  Accounts Receivable; Accounts Payable.  Except as set forth on
          -------------------------------------
Schedule 2.9 hereto, all of the accounts receivable of EnzyMed are valid and
------------
enforceable claims, are subject to no set-off or counterclaim, and, to the knowledge of EnzyMed, are fully collectable in the normal course of business, after deducting the allowance for doubtful accounts stated in the Base Balance Sheet in accordance with generally accepted accounting principles. Since the date of the Base Balance Sheet, EnzyMed has collected its accounts receivable in the ordinary course and in a manner which is consistent with past practices and has not accelerated any such collections. Except as set forth on Schedule 2.9
                                                                 ------------
hereto, all accounts payable and notes payable of EnzyMed arose in bona fide arms' length transactions in the ordinary course of business and no such account payable or note payable is delinquent by more than sixty (60) days in its payment. Since the date of the Base Balance Sheet, EnzyMed has paid its accounts payable in the ordinary course and in a manner which is consistent with its past practices.

     2.10 Absence of Certain Changes. Except as set forth on Schedule 2.10
          --------------------------                         -------------
hereto, since the date of the Base Balance Sheet, there has been:

                    (i) no change in the condition, financial or otherwise, of EnzyMed or in the assets, liabilities, properties, business or prospects of EnzyMed which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or is reasonably likely to have a material adverse effect on EnzyMed;

                    (ii) no mortgage, encumbrance or lien placed on any of the properties of EnzyMed;

                    (iii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of any capital stock of any class of EnzyMed or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for, any such capital stock;

                    (iv) no waiver of any valuable right of, or cancellation of any debt or claim for more than $10,000 held by, EnzyMed;

                    (v) no incurrence or modification of any contingent liability with respect to the obligations of others, and no incurrence or modification of any other contingent or fixed obligations or liabilities except in the ordinary course of business consistent with past practice other than obligations and liabilities not exceeding $10,000 in the aggregate;

                    (vi) no increase of more than $10,000, direct or indirect, in the compensation paid or payable to any officer, director, employee, agent or stockholder other than salary increases in the ordinary course of business consistent with past practice of EnzyMed;

                    (vii) no material loss, destruction or damage to any property of EnzyMed, whether or not insured;

                    (viii) no notice of any claim of unfair labor practices or labor dispute or work stoppage involving EnzyMed and no change in senior personnel of EnzyMed;

                    (ix) no acquisition or disposition of any assets (or any contract or arrangement therefor) of more than $10,000 each, or $25,000 in the aggregate, nor any other transaction by EnzyMed other than in the ordinary course of business;

                    (x) no payment or discharge of a material lien or liability of EnzyMed which is not recorded in the latest balance sheet included on Schedule 2.7 hereto;
                 ------------

                    (xi) no employment agreements entered into by EnzyMed and no obligation or liability incurred by EnzyMed to any of its officers, directors, stockholder or employees, or any loans or advances made by EnzyMed to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

                    (xii) no change in accounting methods or practices, credit practices or collection policies used by EnzyMed; and

                    (xiii) no agreement or understanding whether in writing or otherwise, that would result in any of the transactions or events or require EnzyMed to take any of the actions specified in paragraphs (i) through (xii) above.

     2.1  Ordinary Course.    Since the date of the Base Balance Sheet, EnzyMed
          ---------------
has conducted its business and operations in all material respects only in the ordinary course and consistently with its prior practices.

     2.1  Banking Relations.  All of the arrangements which EnzyMed has with any
          -----------------
banking institution are completely and accurately described on Schedule 2.12
                                                               -------------
hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     2.1  Intellectual Property.
          ---------------------

               (a) Except as set forth on Schedule 2.13 hereto, EnzyMed owns all
                                          -------------
right, title and interest in and to all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in the conduct of EnzyMed's business as conducted to the date hereof or contemplated, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "Proprietary Rights"). The foregoing representation as it relates to Third Party Technology (as hereinafter defined) is limited to EnzyMed's interest pursuant to the Third Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant EnzyMed such right to Third Party Technology as are employed in or necessary to the business of EnzyMed as conducted or currently proposed to be conducted prior to the Closing Date.

               (b) Schedule 2.13 hereto contains an accurate and complete
                   -------------
description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to products owned by EnzyMed (the "EnzyMed Products"), all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto, and (ii) a list of all licenses and other agreements currently in effect with third parties (the "Third Party Licenses") relating to any software, technology, know-how, or processes that EnzyMed is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into its products or processes (such software, technology, know-how and processes are collectively referred to as the "Third Party Technology"). All of EnzyMed's trademark or trade name registrations related to the EnzyMed Products and all of EnzyMed's copyrights in any of the EnzyMed Products are valid and in full force and effect; and consummation of the transactions contemplate hereby will not alter or impair any such rights. There is no material default by any party to any Third Party License and all of EnzyMed's right thereunder are freely assignable. To the knowledge of EnzyMed, the licensors under such Third Party Licenses have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of such Third Party Licenses, and any amendments thereto, have been provided to Buyer.

               (c) No claims have been asserted against EnzyMed or, to the knowledge of EnzyMed, any of the Stockholders (and EnzyMed is not aware of any claims which are likely to be asserted against EnzyMed) by any person challenging the use or distribution by EnzyMed of any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by it (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses). To the knowledge of EnzyMed, there is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any way relate to or interfere with the continued enhancement and exploitation by EnzyMed of any of the EnzyMed Products. To the knowledge of EnzyMed, none of the EnzyMed Products nor the use of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by EnzyMed in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any trade secret, copyright, trademark or trade name or patent.

               (d) All licenses or other agreements currently in effect pursuant to which EnzyMed has granted rights to others in Proprietary Rights owned or licensed by EnzyMed are listed on Schedule 2.13 hereto. All of such
                                           -------------
licenses or agreements are in full force and effect, there is no default by any party thereto and all of EnzyMed's rights thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer. Except as set forth on Schedule 2.13
                                                             -------------
hereto, EnzyMed has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the EnzyMed Products or any adaptations, translations or derivative works based on the EnzyMed Products or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology, to the knowledge of EnzyMed, no third party has any right to manufacture, reproduce, distribute, market or exploit any underlying works or materials of which any of the EnzyMed Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C.
Section 101.

               (e) Except as set forth on Schedule 2.13 hereto, to the knowledge
                                          -------------
of EnzyMed, no designs, drawings, specifications, source code, object code, documentation, flow charts or diagrams incorporating, embodying or reflecting any of the EnzyMed Products at any stage of their development (the "EnzyMed Components") were written, developed, created or discovered in whole or in part by any employee of EnzyMed with the assistance of any third party or entity or were created by third parties (including, without limitation, each of the Stockholders) who have not assigned ownership of their rights to EnzyMed. EnzyMed has at all times used commercially reasonable efforts to treat the EnzyMed Products and the EnzyMed Components as containing trade secrets and have not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

               (f) To the knowledge of EnzyMed, no employee of EnzyMed is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with EnzyMed or, to the knowledge of EnzyMed, any other party, including, without limitation, any previous employer, because of the nature of the business conducted by EnzyMed or proposed to be conducted by EnzyMed.

               (g) Each person presently or previously employed by EnzyMed (including independent contractors, if any) in a research and development or other technical position has executed a confidentiality and non-disclosure agreement in substantially the same form as the form previously provided to Buyer or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of EnzyMed and such person, enforceable in accordance with their respective terms. To the knowledge of EnzyMed, neither the execution or delivery of such agreements, nor the carrying on of EnzyMed's business by such persons as employees, nor the conduct of EnzyMed's business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument currently in effect under which any of such persons is obligated. EnzyMed is not knowingly making unauthorized use of any confidential information or trade secrets of any person, including, without limitation, any former employer or any past or present employee of EnzyMed. Neither EnzyMed nor, to the knowledge of EnzyMed, any of EnzyMed's employees have any agreements or arrangements with any persons other than EnzyMed related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature.

               (h) No product liability or warranty claims which individually or in the aggregate could exceed Five Thousand Dollars ($5,000) have been communicated to or threatened against EnzyMed nor, to the knowledge of EnzyMed, is there any specific situation, set of facts or occurrence that provides a basis for such claim.

      2.1 Contracts.  Except for contracts, commitments, plans, agreements and
          ---------
licenses (true and complete copies of which have been delivered to Buyer, except with respect to the collaboration and license contracts and Merck contract described on Schedule 2.14 hereto as exceptions to subparagraphs (iii), (viii)
             -------------
and (xi) below) described on Schedule 2.14 hereto, EnzyMed is not a party to or
                             -------------
subject to:

                    (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                    (ii) any employment contract or contract for personal services;

                    (iii) any contract or agreement relating to capital expenditures in excess of $10,000 per annum;

                    (iv) any other contracts or agreements creating any obligations of EnzyMed of $25,000 or more per annum with respect to any such contract or agreement not specifically disclosed elsewhere in this Agreement;

                    (v) any contract or agreement for more than $10,000 which by its terms does not terminate or is not terminable without penalty by such entity or any successor or assignee on or at any time after the Closing Date;

                    (vi) any contract for more than $10,000 not made in the ordinary course of business;

                    (vii) any contract currently in effect containing covenants limiting the freedom of EnzyMed to compete in any line of business or with any person or entity;

                    (viii) any license agreement for more than $10,000 (as licensor or licensee);

                    (ix) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money for more than $10,000 each, or $25,000 in the aggregate;

                    (x) any contract or agreement with any officer, employee, director or stockholder of EnzyMed or with any persons or organizations controlled by or affiliated with any of them; or

                    (xi) any joint venture, partnership or similar agreement. EnzyMed is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule, and EnzyMed does not have any knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

      2.1 Litigation.  There is no litigation or governmental or administrative
          ----------
proceeding or investigation pending or, to the knowledge of EnzyMed, threatened against EnzyMed or any affiliate of EnzyMed which may have a material adverse effect on EnzyMed's properties, assets, financial condition or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

      2.16 Compliance with Laws.  EnzyMed is in compliance with all applicable
           --------------------
statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to EnzyMed or to the conduct of its business except where the failure of EnzyMed to so comply would not have a material adverse effect on EnzyMed, and EnzyMed has not received notice of a violation or alleged violation of any such statue, ordinance, order, rule or regulation.

      2.17 Insurance.  The only insurance policies maintained by EnzyMed are
           ---------
disclosed on Schedule 2.17 hereto, and such insurance policies are in full force
             -------------
and effect, all premiums with respect thereto (with existing premium costs as disclosed on Schedule 2.17 hereto) are currently paid, and EnzyMed is in
             -------------
compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by EnzyMed and is sufficient for compliance by EnzyMed with all requirements of law and all agreements and leases to which EnzyMed is a party.

      2.18 Warranty or Other Claims.  There are no existing or, to the knowledge
           ------------------------
of EnzyMed, threatened product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against EnzyMed for products or services which are defective or fail to meet any product or service warranties. No claim has been asserted against EnzyMed for renegotiation or price redetermination of any business transaction, and, to the knowledge of EnzyMed, there are no facts upon which any such claim could reasonably be based.

      2.19 Powers of Attorney.  EnzyMed has not granted powers of attorney which
           ------------------
are presently outstanding, except powers of attorney granted to EnzyMed's patent counsel for purposes of handling patent and trademark matters on behalf of EnzyMed.

      2.20 Finder's Fee.  EnzyMed has not incurred or become liable for any
           ------------
broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      2.21 Corporate Records; Copies of Documents. The corporate record books of
           --------------------------------------
EnzyMed accurately record, in all material respects, all corporate action taken by its stockholders and board of directors. The copies of the corporate records of EnzyMed, as delivered to Buyer or Buyer's counsel pursuant to this Agreement, are true and complete copies of the originals of such documents. EnzyMed has made available for inspection and copying by Buyer and its counsel complete and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

      2.22 Employees; Labor Relations.  As of the date hereof, EnzyMed employs
           --------------------------
the number of full-time and part-time employees and the number of scientists holding doctorate degrees as are indicated on Schedule 2.22 hereto. EnzyMed is
                                              -------------
not delinquent in payments to any of its employees or agents for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or, to the knowledge of EnzyMed, threatened against or involving EnzyMed. No question concerning representation exists respecting any group of employees of EnzyMed. Except as set forth on Schedule 2.22 hereto, there are no claims or charges relating to or
             -------------
alleging violations of any federal, state or local employment laws, including without limitation laws relating to discrimination, harassment, family leave or wage payments, existing, pending or, to the knowledge of EnzyMed, threatened against EnzyMed nor, to the knowledge of EnzyMed, has there occurred any event or does there exist any condition on the basis of which any such claim is reasonably likely to be asserted. EnzyMed is, and at all times since its inception has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986. There are no changes (including, without limitation, resignations) pending or, to the knowledge of EnzyMed, threatened with respect to the senior management or key supervisory personnel of EnzyMed nor has EnzyMed received any notice or information concerning any prospective change with respect to the senior management or key supervisory personnel of EnzyMed.

      2.23 Employee Benefit Programs.
           -------------------------

               (a)  Schedule 2.23 hereto sets forth a list of every Employee
                    -------------
Program (as defined below) that has been maintained (as such term is further defined below) by EnzyMed at any time during the three-year period ending on the date hereof.

               (b) Each Employee Program which has been maintained by EnzyMed and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code, has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). Except for amendments made to the Code for which the remedial amendment period has not expired, no event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

               (c)  Except as set forth on Schedule 2.23 hereto, there has not
                                           -------------
been any failure of any party to comply with any laws applicable with respect to the Employee Programs that have been maintained by EnzyMed which is reasonably likely to have a material adverse effect on EnzyMed. With respect to any Employee Program now or heretofore maintained by EnzyMed, there has occurred no "prohibited transaction," as defined in Section

406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including without limitation through any obligation of indemnification or contribution), in any taxes, penalties or other liability to EnzyMed or any Affiliate (as defined below) which is reasonably likely to have a material adverse effect on EnzyMed. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of EnzyMed, threatened with respect to any such Employee Program which is reasonably likely to have a material adverse effect on EnzyMed.

          (d) EnzyMed has not incurred any liability under Title IV of ERISA which will not be paid in full prior to the Closing. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by EnzyMed and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program maintained by EnzyMed and subject to Title IV of ERISA, there has been no (nor will be any as a result of the transaction contemplated by this Agreement) (i) "reportable event," within the meaning of ERISA Section 4043, or the regulations thereunder (for which notice the notice requirement is not waived under 29 C.F.R. Part 2615) and
(ii) event or condition which presents a material risk of plan termination or any other event that may cause EnzyMed to incur liability or have a lien imposed on its assets under Title IV of ERISA. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs heretofore maintained by EnzyMed, for all periods prior to the Closing, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Schedule 2.23 hereto). Except as described on Schedule 2.23
             -------------                                  -------------
hereto, no Employee Program maintained by EnzyMed and subject to Title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date.
EnzyMed has never maintained a Multiemployer Plan.  Except as described on

Schedule 2.23 hereto, none of the Employee Programs ever maintained by EnzyMed
-------------
has ever provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by part 6 of subtitle B of title I of ERISA or the Iowa Extension of Coverage law, as applicable) or has ever promised to provide such post-termination benefits.

          (e) With respect to each Employee Program maintained by EnzyMed within the three years preceding the date hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof;
(ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) with respect to any Multiemployer Plan, any participation or adoption agreement relating to EnzyMed's participation in or contributions under such plan;

               (f) Except as set forth on Schedule 2.23 hereto, each Employee
                                          -------------
Program maintained by EnzyMed as of the date hereof is subject to termination by the Board of Directors of EnzyMed without any further liability or obligation on the part of EnzyMed to make further contributions to any trust maintained under any such Employee Program following such termination.

               (g) For purposes of this Section 2.23:

                   (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;

                   (ii) an entity "maintains" an Employee Program if such entity sponsors, contributes to or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents or beneficiaries);

                   (iii) An entity is an "Affiliate" of EnzyMed for purposes of
     Section 2.23 if it would have ever been considered a single employer with EnzyMed under ERISA Section 4001(b) or part of the same "controlled group" as EnzyMed for purposes of ERISA Section 302(d)(8)(C); and

                   (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

      2.2 Hazardous Waste, Etc.
          --------------------

               (a) Except as set forth on Schedule 2.24 hereto, (i) EnzyMed has
                                          -------------
never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) to the knowledge of EnzyMed, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly operated, leased, or used by EnzyMed, or has ever come to be located in the soil or groundwater at any such site as a result of EnzyMed's operations; (iii) no Hazardous Material has ever been transported from any site presently or formerly operated, leased, or used by EnzyMed for treatment, storage, or disposal at any other place; (iv) EnzyMed does not presently own, operate, lease, or use, and has not previously operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by EnzyMed in connection with the presence of any Hazardous Material.

               (b) Except as set forth on Schedule 2.24 hereto, to the knowledge
                                          -------------
of EnzyMed, (i) EnzyMed does not have any liability under, nor has EnzyMed violated in any material respect, any Environmental Law (as defined below), which liability or violation is reasonably likely to have a material adverse effect on EnzyMed; (ii) EnzyMed, any property owned, operated, leased, or used by it, and any facilities and operations thereon are presently in compliance in all material respects with all applicable Environmental Laws; and (iii) EnzyMed has not entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law.

               (c) Except as set forth on Schedule 2.24 hereto, to the knowledge
                                          -------------
of EnzyMed, no site owned, operated, leased or used by EnzyMed contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

               (d) EnzyMed has provided to Buyer copies of all documents, records, and information known and available to it concerning any environmental or health and safety matter relevant to EnzyMed, whether generated by EnzyMed or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents and other authorizations related to environmental or health and safety matters issued by any governmental agency.

               (e) For purposes of this Section 2.24, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any

Environmental Law, or any other substance which may pose a threat to the environment or to human health or safety; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law (including, without limitation, medical waste); (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by law at the federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "EnzyMed" shall mean and include EnzyMed, any predecessor and all other entities for whose conduct EnzyMed is or may be held responsible under any Environmental Law.

      2.25 Year 2000 Compliance.  All computer software products, which are
           --------------------
critical in regards to business operations, that are owned by EnzyMed, exclusively licensed to EnzyMed, licensed, sold or otherwise distributed to others by EnzyMed when operated properly ("Software") are Year 2000 Compliant or will be Year 2000 Compliant by November 30, 1999. As used herein, "Year 2000 Compliant" shall mean with respect to any such Software, the ability of such Software to perform the following date-related functions: (i) consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates; (ii) function accurately in accordance with the documentation relating to the applicable software and without interruption before, during and after January 1, 2000, without any change in operations associated with the transition to a new century and the absence of a leap-year; (iii) respond to two-digit date input in a way that resolves any ambiguity as to the century; and (iv) store and provide output of date information in ways that are unambiguous as to century.

      2.26 List of Certain Employees; Customers, Suppliers and Vendors. Schedule
           -----------------------------------------------------------  --------
2.26 hereto contains a list of all officers, managers, employees, consultants,
----
independent contractors, brokers and sales persons of EnzyMed who, individually, have received compensation for the fiscal year ended December 31, 1998, or for the seventh month period ended July 31, 1999 in excess of $40,000, including the current job title and aggregate annual compensation of each such individual.
Schedule 2.26 hereto sets forth a list of all customers, suppliers and vendors
-------------
of EnzyMed with whom during the fiscal year ended December 31, 1998, or during the seven month period ended July 31, 1999, EnzyMed received or made payments aggregating $25,000 or more, showing, with respect to each, the name, address and dollar volume involved. Except as set forth on Schedule 2.26 hereto, since
                                                    -------------
December 31, 1998, no customer, supplier or vendor with whom EnzyMed has conducted more than $10,000 in business in any fiscal year has canceled or otherwise terminated or reduced its business with EnzyMed or materially and adversely modified its relationship with EnzyMed nor, to the knowledge of EnzyMed, does any such customer, supplier or vendor have any plan or intention to do so.

      2.27 Transactions with Affiliates.  Except as set forth on Schedule 2.27
           ----------------------------                          -------------
hereto, there are no loans, leases or other continuing transactions between EnzyMed and any present or former stockholder, director or officer of EnzyMed, or, to the knowledge of EnzyMed, any member of such officer's, director's or stockholder's immediate family, or any person controlled by such officer, director or stockholder or his or her immediate family. Except as set forth on Schedule 2.27 hereto, no stockholder, director or
                               -------------
officer of EnzyMed nor, to the knowledge of EnzyMed, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of EnzyMed, or any organization which has a material contract or arrangement with EnzyMed.

      2.2 Disclosure.  The representations, warranties and statements contained
          ----------
in this Agreement and in the certificates, exhibits and schedules delivered to Buyer when taken together do not contain any untrue statement of a material fact, and, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.


                      ARTICLE III -- COVENANTS OF ENZYMED

      3.1 Making of Covenants and Agreements.   EnzyMed hereby make the
          ----------------------------------
respective covenants and agreements set forth in this Article III.

      3.2 Tax Returns.  EnzyMed, with the approval of Buyer and in accordance
          -----------
with applicable law, shall (i) promptly prepare and file on or before the due date or any extension thereof all federal, state, local and foreign tax returns required to be filed by EnzyMed with respect to taxable periods of EnzyMed that include any period ending on or before the Closing Date and (ii) pay all Taxes of EnzyMed attributable to periods ending on or before the Closing Date.

      3.3 Pooling Accounting.  EnzyMed agrees not to knowingly take any action
          ------------------
that would adversely affect the ability of Buyer to treat the Merger as a pooling of interests.

      3.4 Affiliate Agreements.  EnzyMed shall use reasonable efforts to obtain
          --------------------
prior to Closing an executed Affiliate Agreement in substantially the form attached hereto as Exhibit 3.4 (an "EnzyMed Affiliate Agreement") from each of
                   -----------
its affiliates with respect to the transfer of Buyer Common Shares. The term "affiliate" for purposes of this Section 3.4 means any officer, director or holder of more than ten percent (10%) of the outstanding shares of any class of capital stock of EnzyMed. Set forth on Schedule 3.4 hereto is a list of names
                                        ------------
of those persons who are, in EnzyMed's reasonable judgment after consultation with legal counsel, affiliates of EnzyMed. EnzyMed shall provide Buyer or Buyer's counsel such information and documents as Buyer shall reasonably request for purposes of reviewing such list. Buyer shall be entitled to place legends on the certificates evidencing any Buyer Common Shares to be issued to EnzyMed's affiliates pursuant to the terms of this Agreement and the Certificate of Merger, and to issue appropriate stop transfer instructions to the transfer agent for Buyer, consistent with the terms of such EnzyMed Affiliate Agreements, whether or not such EnzyMed Affiliate Agreements are actually delivered to Buyer.

      3.5 Indebtedness.   EnzyMed shall use reasonable efforts to cause EnzyMed
          ------------
to have debt (exclusive of accounts payable, accrued expenses and deferred revenue) (as determined in accordance with generally accepted accounting principles) as of the Closing Date not in excess of $300,000, if the Closing occurs prior to September 25, 1999, $500,000, if the Closing occurs on or after September 25, 1999 and prior to October 25, 1999, $700,000, if the Closing occurs on or after October 25, 1999 and prior to November 25, 1999, or $900,000, if the Closing occurs on or after November 25, 1999; provided, however, that each of the foregoing amounts shall be reduced by the amount of any proceeds received by EnzyMed between the date hereof and the Closing Date upon the exercise of any Options net of any withholding taxes or other expenses incurred by EnzyMed relating to any such exercises.

      3.6 Cooperation of EnzyMed.  EnzyMed shall cooperate with all reasonable
          ----------------------
requests of Buyer and the Buyer's counsel in connection with the consummation of the transactions contemplated hereby, including, without limitation, providing the Buyers with all access or information necessary to permit the Buyers to verify the amounts certified by EnzyMed pursuant to Section 6.1(l) hereof, and the making of any filings required in connection of the transactions contemplated hereby, including, without limitation, any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act").


             ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF BUYER

      4.1 Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
EnzyMed to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to EnzyMed contained in this Article IV.

      4.2 Organization.  Buyer is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the Certificate of Incorporation of Buyer, as amended to date, certified by the appropriate governmental officer, and the By-laws, as amended to date, certified by the Secretary of Buyer, and heretofore delivered to EnzyMed's counsel, are complete and correct, and no amendments thereto are pending. Buyer is not in violation of any provision of its Certificate of Incorporation or By-laws. Buyer is duly licensed and qualified to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of its business makes such licensing or qualification necessary.

      4.3 Authority.  Buyer has full right, authority and power to enter into
          ---------
this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

                    (i) does not and will not violate any provision of the Certificate of Incorporation or by-laws of Buyer;

                    (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Buyer or, assuming no breach in the representations set forth in any Stockholder's Stockholder Indemnification Agreement, require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made other than the filing of an application for the listing of the Buyer Common Stock with The Nasdaq Stock Market, Inc., the filing of the Certificate of Merger with the Delaware Secretary of State and any filing required under the HSR Act; and

                    (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or any other agreement, mortgage, lease, permit, order, judgment, decree or arbitration award to which Buyer is a party and which is material to the business or financial condition of Buyer.

      4.4 Capitalization.  The authorized capital stock of Buyer consists of
          --------------
50,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share, of which 13,534,753 shares of common stock are duly and validly issued, outstanding, fully paid and non-assessable and no shares of preferred stock have been issued.

      4.5 Litigation.  There is no litigation or governmental or administrative
          ----------
proceeding or investigation pending or, to its knowledge, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement or have a material adverse effect on Buyer.

      4.6 Finder's Fee.   Buyer has not incurred or become liable for any
          ------------
broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      4.7 Buyer's Public Information.  Buyer has heretofore furnished to EnzyMed
          --------------------------
information regarding Buyer, including its Prospectus dated February 4, 1999, Annual Report on Form 10-K for the fiscal year ended December 31, 1998, its Proxy Statement with respect to the 1999 Annual Meeting of Stockholders and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, each as filed with the Securities and Exchange Commission ("SEC") (as any such documents have been amended since their original filing, the "Buyer SEC Documents"). As of their respective filing dates, the Buyer SEC Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The balance sheets of Buyer at December 31, 1998 (the "Buyer Base Balance Sheet") and December 31, 1997 and statements of operations and cash flows for the years then ended, audited by KPMG LLP, and the unaudited balance sheet of Buyer at June 30, 1999 and statements of operations and cash flows for the six-month period then ended, all as contained in the Buyer SEC Documents, have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are complete and correct in all material respects, and present fairly in all material respects the financial condition of Buyer at the dates of said statements and the results of its operations and its cash flows for the periods covered thereby. Except as reflected on the Buyer Base Balance Sheet, as of the date of the Buyer Base Balance Sheet, Buyer had no liabilities of any nature, whether accrued or absolute, required by generally accepted accounting principles to be reflected thereon, regardless of whether claims in respect thereof had been asserted as of such date. Except as reflected on the Buyer Base Balance Sheet or the Buyer's unaudited balance sheet at June 30, 1999, as of the date hereof and as of the Closing, Buyer does not and will not have liabilities of any nature, whether accrued or absolute, which would be required by generally accepted accounting principles to be reflected thereon, regardless of whether claims in respect thereof had been asserted as of such date.

      4.8  Buyer Common Shares.  Buyer has a sufficient number of authorized but
           -------------------
unissued shares of its Common Stock available for issuance to the Stockholders and the holders of Options to be assumed and converted in the merger, upon exercise of Buyer Options, in accordance with the provisions of this Agreement. The Buyer Common Shares to be issued pursuant to this Agreement will, when so delivered (upon the receipt of any exercise price therefore, if applicable), be duly and validly issued, fully paid and nonassessable.

      4.9  Absence of Certain Changes.  Since the date of the Buyer Base Balance
           --------------------------
Sheet, there has been no change in the condition, financial or otherwise, of Buyer or in the assets, liabilities, properties, business or prospects of Buyer which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or is reasonably likely to have a material adverse effect on Buyer.

      4.10 Compliance with Laws.  Buyer is in compliance with all applicable
           --------------------
statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to Buyer or to the conduct of its business except where the failure of Buyer to so comply would not have a material adverse effect on Buyer, and Buyer has not received notice of a violation or alleged violation of any such statue, ordinance, order, rule or regulation.

      4.11 Disclosure.  The representations, warranties and statements contained
           ----------
in this Agreement and in the certificates, exhibits and schedules delivered to EnzyMed when taken together do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

      4.12 Year 2000 Compliance.  All computer software products, which are
           --------------------
critical in regards to business operations, that are owned by Buyer, exclusively licensed to Buyer, licensed, sold or otherwise distributed to others by Buyer when operated properly ("Software") are Year 2000 Compliant or will be Year 2000 Compliant by November 30, 1999.


                        ARTICLE V -- COVENANTS OF BUYER

      5.1 Affiliate Agreements.  Buyer shall use reasonable efforts to obtain
          --------------------
prior to Closing an executed Affiliate Agreement in substantially the form attached hereto as Exhibit 5.1 (a "Buyer Affiliate Agreement") from each of its
                   -----------
affiliates with respect to the transfer of Buyer Common Shares.  Set forth on
Schedule 5.1 hereto is a list of names of those persons who are, in Buyer's
------------
reasonable judgment after consultation with legal counsel, affiliates of Buyer. Buyer shall provide EnzyMed such information and documents as EnzyMed shall reasonably request for purposes of reviewing such list.

      5.2 Pooling Accounting.  Buyer will use its best efforts to cause the
          ------------------
business combination to be effected by the Merger to be accounted for as a pooling of interests. Buyer will use its best efforts to cause its Affiliates not to take any action that would adversely affect the ability of Buyer to account for the business combination to be effected by the Merger as a pooling of interests.

      5.3 Continuity of Business Enterprise.  Buyer will continue at least one
          ---------------------------------
historic business line of EnzyMed, or use at least a significant portion of EnzyMed's historic business assets in a business, in each case within the meaning of Treasury Regulation (S)1.368-1(d). Buyer has not taken or agreed to take any action that would prevent the Merger from constituting a tax-free reorganization qualifying under the provisions of Section 368(a) of the Code, and will not take any action that would be reasonably likely to adversely affect the status of the Merger as a reorganization under Section 368 of the Code.

      5.4 Nasdaq Filing.  Following the Closing, Buyer shall promptly file with
          -------------
The Nasdaq Stock Market, Inc. a Nasdaq National Market Notification Form For Listing of

Additional Shares covering the shares of Buyer Common Stock issued in the Merger and the shares of Buyer Common Stock issuable upon exercise of the Buyer Options.

      5.5 Preservation of Business.  From the Date hereof through the Closing
          ------------------------
Date, Buyer shall use all reasonable efforts to preserve intact its present business organization and preserve its regular services to, and maintain its significant business relationships with, customers, suppliers and all others having business dealings with it in an effort to protect its goodwill and ongoing business from being impaired in any material respect.

      5.6 Corporate Changes.  Buyer shall not (i) amend its certificate of
          -----------------
incorporation or by-laws in a manner which would be inconsistent with the consummation of the transactions contemplated hereby, (ii) agree to any merger in which it is not the surviving entity or any consolidation, sale of all or substantially all of its assets or any other similar reorganization, arrangement or business combination in which it is not the surviving entity or (iii) enter into or modify any contract in a manner that will or is reasonably likely to materially and adversely affect the consummation of the transactions contemplated hereby.


                           ARTICLE VI -- CONDITIONS

      6.1 Conditions to the Obligations of Buyer.  The obligation of Buyer to
          --------------------------------------
consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a) Representations; Warranties; Covenants.  Each of the
                   --------------------------------------
representations and warranties of EnzyMed contained in Article II shall be true and correct, as though made on and as of the Closing Date; and EnzyMed shall, on or before the Closing, have performed all of its covenants and agreements hereunder which by the terms hereof are to be performed and satisfied on or before the Closing.

               (b) No Material Change. There shall have been no material adverse
                   ------------------
change in the financial condition, prospects, properties, assets, liabilities, business or operations of EnzyMed since the date hereof.

               (c) Certificate from Officers. EnzyMed shall have delivered to
                   -------------------------
Buyer a certificate of the Chief Executive Officer of EnzyMed dated as of the Closing Date to the effect that the statements set forth in paragraphs (a) and
(b) above in this Section 6.1 are true and correct.

               (d) Opinion of Counsel. At the Closing, Buyer shall have received from Davis, Brown, Koehn, Shors & Roberts, P.C., counsel for EnzyMed, an opinion as of said date, substantially in the form attached hereto as Exhibit 6.1(d).
                                                              --------------

          (e) No Litigation.  There shall have been no determination by Buyer,
              -------------
acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or realistic threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against Buyer, EnzyMed or any Stockholder.

          (f) Consents.  EnzyMed shall have made all filings with and
              --------
notifications of governmental authorities, regulatory agencies and other entities required to be made by such entity in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby; and EnzyMed shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties required to permit the continuation of the business of EnzyMed by Buyer and the consummation of the transactions contemplated by this Agreement.

          (g) FIRPTA Withholding.  At or prior to the Closing, Buyer shall have
              ------------------
received from EnzyMed, a "transferor's certificate of non-foreign status" as provided in the Treasury Regulations under Section 1445 of the Code substantially in the form attached hereto as Exhibit 6.1(g).
                                             --------------

          (h) Employment Agreement.  Kurt F. Heiar shall have executed and
              --------------------
delivered to Buyer an Employment Agreement in substantially the form of Exhibit
                                                                        -------
6.1(h) attached hereto.
------

          (i) Consulting Agreement.  Each of Jonathan Dordick, Ph.D. and Douglas
              --------------------
Clark, Ph.D. shall have executed and delivered to Buyer a Consulting Agreement in substantially the form of Exhibit 6.1(i) attached hereto.
                             --------------

          (j) Pooling Matters.  (i) Each affiliate of EnzyMed shall have
              ---------------
executed and delivered to Buyer an EnzyMed Affiliate Agreement; and (ii) Buyer shall have been advised by KPMG LLP (or its successor), its independent auditors, that the Merger will qualify as a "pooling of interests" under APB 16.

          (k) Escrow Agreement.  The Buyer, Escrow Agent and the Representative
              ----------------
shall have executed and delivered to the Buyer, the Escrow Agreement in substantially the form of Exhibit 1.4 attached hereto.
                          -----------

          (l) Indebtedness.  As of the Closing Date, EnzyMed shall have debt
              ------------
(exclusive of accounts payable, accrued expenses and deferred income) (as determined in accordance with generally accepted accounting principles) not in excess of $300,000, if the Closing occurs prior to September 25, 1999, $500,000, if the Closing occurs on or after September 25, 1999 and prior to October 25, 1999, $700,000, if the Closing occurs on or after October 25, 1999 and prior to November 25, 1999, or $900,000, if the Closing occurs on or after November 25, 1999; provided, however, that each of the foregoing amounts shall be reduced by the amount of any proceeds received by EnzyMed between the date hereof and the Closing Date upon the exercise of any Options net of any withholding taxes or other expenses incurred by EnzyMed relating to any such exercises. EnzyMed shall have delivered to Buyer a certificate of the Chief Executive Officer or controller of EnzyMed dated as of the Closing Date certifying that EnzyMed is in compliance as of such date with the condition set forth in this Section 6.1(l).

          (m) Dissenting Shares.  Of the total EnzyMed Shares outstanding
              -----------------
immediately prior to the Effective Time of the Merger, no more than ten percent (10%) will be Dissenting Shares.

          (n) HSR Act.  Any applicable waiting period, if any, under the HSR Act
              -------
(including any extensions thereof) shall have expired or been terminated.

          (o) Proceeding Satisfactory to Buyer.  All proceedings to be taken by
              --------------------------------
EnzyMed in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transaction contemplated hereby reasonably requested by Buyer shall be reasonably satisfactory in form and substance to Buyer and its counsel.

          (p) Stockholder Approval.  This Agreement shall have been legally
              --------------------
approved and adopted by the requisite votes or consents of EnzyMed's
Stockholders.

          (q) Stockholder Indemnification Agreements.  Holders of EnzyMed Shares
              --------------------------------------
constituting not less than ninety percent (90%) of the outstanding capital stock of EnzyMed on the Closing Date (which in the case of shares of EnzyMed Series A Preferred Stock, EnzyMed Series B Preferred Stock EnzyMed or Series C Preferred Stock shall be measured based on the total number of shares of EnzyMed Common Stock such EnzyMed Shares are convertible into) shall have executed and delivered to Buyer a Stockholder Indemnification Agreement in substantially the form of Exhibit 6.1(q)(i) attached hereto; provided, however, that Messrs.
        -----------------
Heiar, Dordick and Clark shall have executed and delivered to Buyer a Stockholder Indemnification Agreement in substantially the form of Exhibit
                                                                   -------
6.1(q)(ii) attached hereto.
----------

          (r) Termination of Existing Registration and Preemptive Rights. Buyer
              ----------------------------------------------------------
shall have received on or prior to the Closing Date evidence that each of the agreements granting registration rights or preemptive rights to stockholders of EnzyMed shall have been terminated effective upon the consummation of the Merger, which such evidence shall be reasonably satisfactory to Buyer.

      6.2 Conditions to the Obligations of EnzyMed.  EnzyMed's obligation to
          ----------------------------------------
consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) Representations; Warranties; Covenants.  Each of the
              --------------------------------------
representations and warranties of Buyer contained in Article IV shall be true and correct as though made on and as of the Closing Date in all material respects; Buyer shall, on or before the Closing, have performed all of its covenants and agreements hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to EnzyMed a certificate of the Chief Financial Officer of Buyer dated as of the Closing Date to such effect.

          (b) Opinion of Counsel.  At the Closing, EnzyMed shall have received
              ------------------
from Goodwin, Procter & Hoar LLP, counsel for Buyer, an opinion as of said date, in substantially the form attached hereto as Exhibit 6.2(b).
                                                   --------------

          (c) No Litigation.  There shall have been no determination by EnzyMed,
              -------------
acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or realistic threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against Buyer, EnzyMed or any Stockholder.

          (d) Consents.  The Buyer shall have made all filings with and
              --------
notifications of governmental authorities, regulatory agencies and other entities required to be made by such entities in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of EnzyMed to be acquired by Buyer subsequent to the Closing; and the Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to EnzyMed, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties required to permit the continuation of the business of EnzyMed by Buyer and the consummation of the transactions contemplated by this Agreement.

          (e) Employment Agreement.  The Buyer shall have executed and delivered
              --------------------
to Kurt F. Heiar an Employment Agreement in substantially the form of Exhibit
                                                                      -------
6.1(h) attached hereto.
------

          (f) Escrow Agreement.  The Buyer, Escrow Agent and the Representative
              ----------------
shall have executed and delivered to the Representative, the Escrow Agreement in substantially the form of Exhibit 1.4 attached hereto.
                          -----------

          (g) Registration Rights Agreement.  The Buyer shall have executed and
              -----------------------------
delivered to EnzyMed, the Registration Rights Agreement in substantially the form of Exhibit 6.2(g) attached hereto.
        --------------

          (h) HSR Act.  Any applicable waiting period, if any, under the HSR Act
              -------
(including any extensions thereof) shall have expired or been terminated.

          (i) Stockholder Approval.  This Agreement shall have been legally
              --------------------
approved or adopted by the requisite votes or consents of EnzyMed's
Stockholders.

          (j) Proceeding Satisfactory to EnzyMed.  All proceedings to be taken
              ----------------------------------
by Buyer in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transaction contemplated hereby reasonably requested by EnzyMed shall be reasonably satisfactory in form and substance to EnzyMed and its counsel.


                   ARTICLE VII -- SURVIVAL; INDEMNIFICATION

      7.1 Survival of Representations, Warranties, Etc.  All representations,
          --------------------------------------------
warranties, agreements, covenants and obligations herein or in any schedule or certificate delivered by any party incident to the transactions contemplated hereby material and may be relied upon by the party receiving the same and shall survive the Closing regardless of any investigation by such party and shall not merge into the performance of any obligation by any party hereto, subject to the provisions of this Article VII.

      7.2 Indemnification by the Stockholders.   Subsequent to the Closing Date,
          -----------------------------------
the Buyer (the "Buyer Indemnified Party") shall be indemnified and held harmless from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) (a "Loss" or "Losses") sustained, suffered or incurred by or made against the Buyer Indemnified Party, arising out of or based upon: (a) any breach of any representation or warranty made by EnzyMed pursuant to Section 2 of this Agreement; (b) any breach of any covenant agreement made by EnzyMed in this Agreement or any Schedule hereto; (c) any breach of any representation or warranty made by EnzyMed in this Agreement or any Schedule hereto or in any certificate delivered pursuant to Section 6.1 in connection with the Closing; or (d) any breach by a Stockholder of any representation or warranty made by such Stockholder in such Stockholder's Stockholder Indemnification Agreement, any of which are not waived at the Closing (claims under clauses (a) through (d) hereinafter collectively referred to as "Buyer Indemnifiable Losses").

      7.3 Limitations on Indemnification.
          ------------------------------

          7.3.1  General Threshold.  Subject to Section 7.3.4, the Buyer
                 -----------------
Indemnified Party shall not be entitled to indemnification in respect of Buyer Indemnifiable Losses except to the extent the cumulative amount of all Buyer Indemnifiable Losses exceeds $100,000 (the "Buyer Deductible"), which excess cumulative amount shall be recoverable in accordance with the terms hereof.

          7.3.2  General Maximum Indemnification.  Subject to the exceptions set
                 -------------------------------
forth in Section 7.3.4 and the limitations set forth in Section 7.3.1, no Stockholder shall be obligated pursuant to such Stockholder's Stockholder Indemnification Agreement under any circumstance to indemnify Buyer Indemnified Parties in respect of Buyer Indemnifiable Losses to the extent the cumulative amount of all Buyer Indemnifiable Losses exceeds each such Stockholder's Escrow Shares. For purposes of determining the value of the Buyer Common Stock used to satisfy an obligation hereunder under this Section 7.3, the closing price of the Buyer Common Stock on the Closing Date.

          7.3.3  Time Limits for Claims. Subject to the exceptions set forth in
                 ----------------------
Section 7.3, no claim for indemnification may be made by any Buyer Indemnified Party in respect of Buyer Indemnifiable Losses unless the written notice required by Section 7.5 with respect to such Losses shall have been received by the Representative on a date prior to the first anniversary of the Closing Date; provided, however, that if prior to the applicable date of expiration a specific
--------  -------
state of facts shall have become known which may constitute or give rise to any Buyer Indemnifiable Loss as to which indemnity may be payable and the Buyer Indemnified Party shall have given notice of such facts to the Stockholders, made a claim for indemnification and, except with respect to third party claims, pursued such claim within six months thereafter, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been finally determined and disposed of, and any indemnification due in respect thereof shall have been paid.

          7.3.4  Dollar-for-Dollar and Fraud Claims.  Notwithstanding anything
                 ----------------------------------
herein to the contrary, the Buyer Indemnified Party shall not be subject to any limitation whether pursuant to Section 7.3 or otherwise, and shall be entitled to dollar-for-dollar recovery, in seeking indemnification from the Stockholders with respect to (a) Losses arising from EnzyMed and the Stockholders incurring legal fees and expenses in excess of $50,000 relating to the transactions contemplated hereby, (b) Losses arising from EnzyMed having debt (as determined in the same manner as under Section 3.5) as of the Closing Date in excess of the maximum amount permitted under Section 3.5, (c) fraud or an intentional misrepresentation on the part of EnzyMed, (d) losses involving a breach of the representations and warranties contained in Sections 2.4, 2.8 or 2.20 or (e) losses involving a breach of the representations and warranties contained in Sections 1(a) or 1(b) of each Stockholder's Stockholder Indemnification Agreement or fraud or an intentional misrepresentation on the part of any Stockholder (for which the Buyer Indemnified Party shall have recourse solely against such Stockholder); provided, however, that no Stockholder shall be obligated pursuant to Section 7.3.4(d) with respect to any losses involving a breach of the representations and warranties contained in Section 2.8 to indemnify Buyer Indemnified Parties in respect of Buyer Indemnifiable Losses to the extent the cumulative amount of all Buyer Indemnifiable Losses with respect thereto exceeds the value of the shares of Buyer Common Stock received by such Stockholder in the Merger.

      7.4 Indemnification by Buyer.  Buyer agrees, in all cases subject to the
          ------------------------
limitations set forth in this Article VII, subsequent to the Closing Date to indemnify and hold harmless the Stockholders ("Stockholder Indemnified Parties") from and against and in respect of all Losses sustained, suffered or incurred by or made against any of them arising out of or based upon (a) any breach of any representation or warranty made by Buyer in this Agreement or in any Schedule hereto or in any certificate delivered pursuant to Section 6.2 in connection with the Closing; and (b) any breach of any covenant or agreement made by Buyer in this Agreement or in any Schedule hereto (such claims under clauses (a) and (b) being hereinafter collectively referred to as "Stockholder Indemnifiable Losses").

      7.5 Notice; Defense of Claims.  Except for Buyer Indemnified Losses under
          -------------------------
the Escrow Agreement (which shall be administered exclusively in accordance with the terms and procedures set forth in the Escrow Agreement), promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that
(i) it would be liable under the provisions hereof for indemnity in the amount of such claim, liability or expense if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of
                            --------  -------
any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated to the contrary, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or
                    --------  -------
proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party shall be entitled to retain separate counsel, the expense of which shall be paid by the indemnifying party provided that such counsel is selected by the indemnifying party and such counsel is reasonably acceptable to the indemnified party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such defense is not being or ceases to be conducted, the indemnified party shall, at the reasonable expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

      7.6 Escrow Shares.  At the Effective Time, the Escrow Shares shall be
          -------------
deposited in escrow with the Escrow Agent by Buyer as provided in Section 1.4 hereof as a mechanism to satisfy potential claims for indemnification by Buyer under Sections 7.2 and 7.3 of this Article VII. Except as provided in Section 7.3.4, any liability of the Stockholders for indemnification for Buyer Indemnifiable Losses under Section 7.2, subject to the limitations described in
Section 7.3 hereof, shall be satisfied exclusively from Escrow Shares.

      7.7 Remedies.  The indemnification provisions of this Article VII are the
          --------
sole and exclusive remedy from and after the Effective Time of any party to this Agreement for a breach of any representation, warranty or covenant contained herein. Notwithstanding the preceding sentence, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

      7.8 Directors' and Officers' Insurance.
          ----------------------------------

          7.8.1  Insurance.  For a period of six years after the Effective Time,
                 ---------
Buyer shall cause to be maintained in effect a policy of directors' and officers' liability insurance covering each person who is now or has been at any time prior to the Effective Time an officer or director of EnzyMed; provided, that if Buyer cannot maintain such liability insurance at a cost annually to Buyer of not greater than 200 percent of the annual premiums for such directors' and officers' liability insurance in effect on the Closing Date, which existing premium costs are disclosed on Schedule 2.17 hereto, Buyer shall maintain or
                               -------------
obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200 percent of such annual premium cost.

          7.8  Successors.  In the event Buyer or any of its successors or
               ----------
assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of Buyer shall assume the obligations set forth in this Section 7.8.

          7.8.3  Survival of Indemnification.  To the fullest extent not
                 ---------------------------
prohibited by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of EnzyMed in their capacities as such prior to the Effective Time, as provided in its certificate of incorporation and by-laws of EnzyMed in effect on the date thereof, shall survive the Merger and shall continue in full force and effect in accordance with their terms.


                    ARTICLE VIII.  TERMINATION OF AGREEMENT

      8.1 Termination.  This Agreement may be terminated any time prior to the
          -----------
Closing Date as follows:

               (a) With the mutual consent of Buyer and EnzyMed;

               (b) By either Buyer or EnzyMed, if the Closing has not occurred on or before 90 days after the date hereof (the "Closing Deadline");

               (c) By Buyer, if there has been a material misrepresentation or breach of warranty on the part of EnzyMed in the representations and warranties contained herein or a material breach of covenants on the part of any Stockholder or EnzyMed and the same has not been cured within 30 days after notice thereof. In the event of any termination pursuant to this Section 8.1(c), written notice setting forth the reasons therefor shall forthwith be given by Buyer to EnzyMed.

               (d) By EnzyMed if there has been a material misrepresentation or breach of warranty on the part of Buyer in the representations and warranties contained herein or a material breach of covenants on the part of Buyer and the same has not been cured within 30 days after notice thereof. In the event of any termination pursuant to this Section 8.1(d), written notice setting forth the reasons therefor shall forthwith be given by EnzyMed to Buyer.

     Notwithstanding anything herein to the contrary, the right to terminate this Agreement under Section 8.1 shall not be available to any party to the extent the failure of such party, respectively, to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date (as a result, for example, of an action or failure to act causing a failure of a condition precedent).

      8.2 Effect of Termination.  All obligations of the parties hereunder shall
          ---------------------
cease upon any termination pursuant to Section 8.1, provided, however, that (i) the provisions of this Article VII hereof shall survive any termination of this Agreement in any event; (ii) nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein, provided, further, that no party shall have any liability for any such material error or omission or failure to comply other than for willful errors or omissions or failures to comply; and (iii) any party may proceed as further set forth in Section 8.3 below.

      8.3 Right to Proceed.  Anything in this Agreement to the contrary
          ----------------
notwithstanding, if any of the conditions specified in Section 6.1 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 6.2 hereof have not been satisfied, EnzyMed shall have the right to proceed with the transactions contemplated hereby without waiving any of the Stockholders' rights hereunder.


                          ARTICLE IX -- MISCELLANEOUS

      9.1 Fees and Expenses.
          -----------------

               (a) Except as set forth herein, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, except that Buyer agrees to be responsible for the reasonable legal fees and expenses and reasonable accounting fees of EnzyMed and the Stockholders relating to the Merger and the transactions contemplated hereby up to an amount not to exceed $50,000 in the aggregate. Under no circumstances shall Buyer be responsible for the payment of any broker's commissions of finder's fees incurred by EnzyMed or any Stockholder.

               (b) Buyer shall not be responsible for the payment of any costs incurred by the Stockholders, whether at or subsequent to the Closing, in connection with the transfer of the EnzyMed Shares to Buyer as contemplated by this Agreement, including without limitation, all sales, use, excise, real property and other transfer taxes and charges applicable to such transfer; all recording charges and fees applicable to the recordation of deeds and mortgages and other instruments of transfer; and all costs of obtaining or transferring permits, registrations, applications and other tangible and intangible properties.

      9.2 Governing Law.  This Agreement shall be construed under and governed
          -------------
by the internal laws of the State of Delaware without regard to its conflict of laws provisions. The parties hereto hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this Agreement and the transaction contemplated hereby, and agree not to commence any such action, suit or proceeding except in such courts. The parties hereto further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement and the transaction contemplated hereby in courts referenced in this Section 9.2 under the applicable circumstances, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court.

      9.3 Notices.  Any notice, request, demand or other communication required
          -------
or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, if sent by overnight courier, upon the day following the day sent, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States Post Office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                     Albany Molecular Research, Inc.
--------
                              21 Corporate Circle
                              Albany, New York 12203
                              Attn: Mr. David P. Waldek
                              Facsimile: 518-464-0289

With a copy to:               Goodwin, Procter & Hoar LLP
                              Exchange Place
                              Boston, MA 02109-2881
                              Attn: Stuart M. Cable, P.C.
                              Facsimile: 617-523-1231

TO ENZYMED:                   EnzyMed, Inc.
----------
                              2501 Crosspark Road, Suite C-150
                              Iowa City, IA 52242
                              Attention: Mr. Kurt F. Heiar
                              Facsimile: 319-626-5410

With a copy to:               Davis, Brown, Koehn, Shors & Roberts, P.C.
                              2500 Financial Center
                              Des Moines, IA 50309
                              Attn: Donald J. Brown, Esq.
                              Facsimile: 515-243-0654

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

      9.4 Entire Agreement.  This Agreement, including the Schedules and
          ----------------
Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings; provided, however, that paragraphs 6, 8, 9, 10 and 11 of that certain letter from Buyer to EnzyMed dated as of July 30, 1999 shall remain in full force and effect notwithstanding the execution of this Agreement. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

      9.5 Assignability; Binding Effect.  Prior to the Closing, this Agreement
          -----------------------------
shall only be assignable by Buyer to a corporation, partnership or limited liability company controlling, controlled by or under common control with Buyer upon written notice to EnzyMed and no such assignment shall release Buyer of its obligations hereunder. After the Closing, Buyer's rights and obligations hereunder shall be freely assignable. This Agreement may not be assigned by EnzyMed or any of the Stockholders without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      9.6 Captions and Gender.  The captions in this Agreement are for
          -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

      9.7 Execution in Counterparts.  For the convenience of the parties and to
          -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      9.8 Amendments.  This Agreement may not be amended or modified, nor may
          ----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

      9.9 Publicity and Disclosures.  No press releases or public disclosure,
          -------------------------
either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and EnzyMed.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


BUYER:                           ALBANY MOLECULAR RESEARCH, INC.


                                 By: /s/ Thomas E. D'Ambra, Ph.D
                                    ------------------------------------------
                                 Name:   Thomas E. D'Ambra, Ph.D.
                                 Title:  Chairman and Chief Executive Officer



ENZYMED:                         ENZYMED, INC.


                                 By: /s/ Kurt F. Heiar
                                     -----------------------------------------
                                 Name:   Kurt F. Heiar
                                 Title:  President and Chief Executive Officer

                        LIST OF EXHIBITS AND SCHEDULES


SCHEDULES
---------

Schedule 1.1.7(e)      -          Accelerated Options
Schedule 2.2           -          Foreign Qualification
Schedule 2.4           -          Capitalization
Schedule 2.6(b)        -          Leased Real Property
Schedule 2.6(c)        -          Personal Property
Schedule 2.7           -          Financial Statements
Schedule 2.8           -          Tax Returns
Schedule 2.9           -          Accounts Payable
Schedule 2.10          -          Adverse Changes
Schedule 2.12          -          Banking Relations
Schedule 2.13          -          Intellectual Property
Schedule 2.14          -          Contracts
Schedule 2.17          -          Insurance
Schedule 2.22          -          Employees; Labor Relations
Schedule 2.23          -          Employee Benefit Plans
Schedule 2.24          -          Hazardous Waste
Schedule 2.26          -          Employees, Suppliers and Customers
Schedule 2.27          -          Transactions with Affiliates
Schedule 3.4           -          EnzyMed Affiliates
Schedule 5.1           -          Buyer Affiliates


EXHIBITS
--------

Exhibit 1.2            -          Form of Letter of Transmittal
Exhibit 1.4            -          Form of Escrow Agreement
Exhibit 3.4            -          Form of EnzyMed Affiliate Agreement
Exhibit 5.1            -          Form of Buyer Affiliate Agreement
Exhibit 6.1(d)         -          Form of Opinion of Davis, Brown, Koehn, Shors
                                  & Roberts,P.C.
Exhibit 6.1(g)         -          Form of Transferor's Certificate of
                                  Non-Foreign Status
Exhibit 6.1(h)         -          Form of Employment Agreement
Exhibit 6.1(i)         -          Form of Consulting Agreement
Exhibit 6.1(q)(i)      -          Form of Stockholder Indemnification Agreement
Exhibit 6.1(q)(ii)     -          Form of Stockholder Indemnification Agreement
                                  (Messrs. Heiar, Dordick and Clark)
Exhibit 6.2(b)         -          Form of Opinion of Goodwin, Procter & Hoar
                                  LLP
Exhibit 6.2(g)         -          Form of Registration Rights Agreement